Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Second Quarter 2026 Results
Provides Updated Full Year 2026 Financial Guidance

Newton, MA (August 3, 2026):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended June 30, 2026, and provided updated full year 2026 financial guidance, which can be found at the Quarterly Reports section of DHC's website at https://www.dhcreit.com/investors/financial-information/quarterly/default.aspx. The updated full year 2026 financial guidance is consistent with DHC's news release issued on June 1, 2026.
A conference call to discuss DHC's second quarter 2026 financial results will be held on Tuesday, August 4, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 4724843. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's second quarter conference call are strictly prohibited without the prior written consent of DHC.
About Diversified Healthcare Trust:
DHC is a real estate investment trust focused on owning high-quality healthcare properties located throughout the United States. DHC’s portfolio is anchored by a strategically curated mix of senior housing, medical office and life science assets that combine high quality care, modern technology and amenity rich environments to meet rising demand across the healthcare continuum. As of June 30, 2026, DHC’s approximately $6.3 billion portfolio included 285 properties in 33 states and Washington, D.C., with 23,797 senior living units, approximately 5.6 million square feet of medical office and life science properties and occupied by approximately 250 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of June 30, 2026 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

Contact:
Bryan Maher, Senior Vice President
(617) 796-8234